UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 5, 2018

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2018, the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Cars.com Inc. (the “Company”), acting on authority duly delegated to the Committee by the Board on December 15, 2017, increased the size of the Board from seven members to eight members and appointed Bala Subramanian to the Board, effective January 5, 2018.

As a non-employee director, Bala, will receive an annual cash retainer of $75,000, payable quarterly, and an annual equity award, to be granted on or around the Annual Meeting of Stockholders, in the form of restricted stock units (“RSUs”) with a grant date value equal to $150,000.  Bala will also receive a prorated grant of RSUs for his service from the date of his appointment through the 2018 Annual Meeting of Stockholders.  Bala has elected to defer payment of all 2018 grants until the earlier of (a) the third anniversary of the grant or (b) separation of service from the Company.

A copy of the press release issued by the Company announcing the election of Bala to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Cars.com Inc. Press Release, dated January 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: January 8, 2018	By:	/s/ James F. Rogers
James F. Rogers Chief Legal Officer